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                          EXHIBIT INDEX



Exhibit No.         Description                   Page
-----------         -----------                   ----

   A         Balance Sheet at December 31, 1995   Filed
             (Unaudited, subject to adjustment)   herewith


   B         Statement of Income and Retained     Filed
             Deficit for twelve months ended      herewith
             December 31, 1995 (Unaudited,
             subject to adjustment)


   C         Statement of Cash Flows for twelve   Filed
             months ended December 31, 1995       herewith
             (Unaudited, subject to adjustment)